Exhibit 99.9

PPG Retirement Benefit Plans

Your money. Your future. Your plan.

Samplename —

Go to your personal website to make an important election in your PPG Employee Savings Plan.

In July 2012, PPG announced that it will separate its commodity chemicals business and merge it with a subsidiary of Georgia Gulf. In connection with this transaction, you may make an election to either keep your PPG stock or exchange some or all of the PPG stock held in your PPG Employee Savings Plan account for shares of Georgia Gulf stock.

The deadline for your decision is January 23, 2013.

We’ve made it easy to make your election. Simply access your personal website below with the password provided to make your election.*

IMPORTANT: If you have PPG stock in BOTH your PPG Employee Savings Plan AND your PPG Defined Contribution Retirement Plan, you will receive two, separate log on sites.

We’ve made it easy to make your election. Simply access your personal website below with the password provided to make your election.

Go there now and follow the simple instructions to make your election.*

The election window is open from December 27th to January 23rd, 2013.

For more information about this exchange offer, including important terms and conditions of this offer, you are urged to read PPG’s prospectus for this offer which was mailed to you and is available on the PPG Plan website.

Reminder: If you take no action, none of your PPG stock will be exchanged for Georgia Gulf stock and your PPG Stock Fund position will remain unchanged.

PPG Retirement Benefit Plans Your money. Your future. Your plan. https://PPG.ingplans.com • 1-888-774-4011

*	If you do not have a computer, you may call the toll-free Plan Information Line at 1-888-774-4011 and a Customer Service Associate will help you make your election. Customer Service Associates are available weekdays from 8:00 a.m. to 8:00 p.m., ET, except on New York Stock Exchange holidays.

This Personalized website was built for you as a PPG Shareholder.

© ING Institutional Plan Services

Please note that the intent of this business transaction is to transfer 100% of the ownership of the new company formed to hold the assets of PPG’s commodity chemicals business to PPG shareholders prior to the merger. If PPG shareholders do not elect to exchange their PPG Stock for 100% of the new company shares, the remaining shares will be distributed pro-rata to PPG shareholders and will be converted into Georgia Gulf shares in the merger. As a result, Georgia Gulf stock may be allocated to your account even if you do not elect to exchange any of your PPG shares. Please also note that the exchange of shares is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If the Plans’ fiduciaries determine that the exchange would violate the requirements of ERISA, any direction by you to exchange shares of PPG Stock allocated to your accounts will be disregarded and none of the shares allocated to your accounts under the Plans will be exchanged.

Your personal website allows you to make your PPG share election in minutes!

Questions?

If you have any questions on this offer, please contact PPG’s information agent, Georgeson Inc. at 888-634-2555 or email them at PPGIndustries@georgeson.com

How the Offer Works

You can either keep your PPG stock or exchange some or all of your PPG stock for shares of Georgia Gulf stock. If you elect to exchange some or all of your PPG stock, those shares will first be converted into stock of a new company formed to hold the assets of PPG’s commodity chemicals business and then will be converted into shares of Georgia Gulf stock pursuant to the merger. The details regarding the amount of Georgia Gulf stock that you will receive for your PPG stock and any applicable upper limit for the exchange are set forth in PPG’s prospectus. If you do not make an active election by the January 23rd deadline, none of your shares in the PPG Stock Fund will be exchanged for Georgia Gulf stock and your PPG Stock Fund position will remain unchanged. If you elect to exchange some or all of your shares of PPG stock for shares of Georgia Gulf stock, your election will apply to the shares of PPG stock in your PPG Stock Fund account on the last day of the offer period. The exchange will be subject to a number of conditions, including completion of the merger. If the exchange offer is over subscribed, the number of shares of PPG stock that you elect to exchange for shares of Georgia Gulf stock will be reduced on a pro-rata basis. If you participate in the exchange offer by exchanging shares of PPG stock for shares of Georgia Gulf stock, your PPG Stock Fund account may be frozen for a few days during which time you will not be able to transfer any remaining funds out of your PPG Stock Fund account. This freeze will be lifted when the Georgia Gulf stock is placed into your account.

PPG Retirement Benefit Plans

Your money. Your future. Your plan.

Samplename —

Go to your personal website to make an important election in your PPG Defined Contribution Retirement Plan.

In July 2012, PPG announced that it will separate its commodity chemicals business and merge it with a subsidiary of Georgia Gulf. In connection with this transaction, you may make an election to either keep your PPG stock or exchange some or all of the PPG stock held in your PPG Defined Contribution Retirement Plan account for shares of Georgia Gulf stock.

The deadline for your decision is January 23, 2013.

We’ve made it easy to make your election. Simply access your personal website below with the password provided to make your election.*

IMPORTANT: If you have PPG stock in BOTH your PPG Employee Savings Plan AND your PPG Defined Contribution Retirement Plan, you will receive two, separate log on sites.

We’ve made it easy to make your election. Simply access your personal website below with the password provided to make your election.

Go there now and follow the simple instructions to make your election.*

The election window is open from December 27th to January 23rd, 2013.

For more information about this exchange offer, including important terms and conditions of this offer, you are urged to read PPG’s prospectus for this offer which was mailed to you and is available on the PPG Plan website.

Reminder: If you take no action, none of your PPG stock will be exchanged for Georgia Gulf stock and your PPG Stock Fund position will remain unchanged.

PPG Retirement Benefit Plans Your money. Your future. Your plan. https://PPG.ingplans.com • 1-888-774-4011

*	If you do not have a computer, you may call the toll-free Plan Information Line at 1-888-774-4011 and a Customer Service Associate will help you make your election. Customer Service Associates are available weekdays from 8:00 a.m. to 8:00 p.m., ET, except on New York Stock Exchange holidays.

This Personalized website was built for you as a PPG Shareholder.

© ING Institutional Plan Services

Please note that the intent of this business transaction is to transfer 100% of the ownership of the new company formed to hold the assets of PPG’s commodity chemicals business to PPG shareholders prior to the merger. If PPG shareholders do not elect to exchange their PPG Stock for 100% of the new company shares, the remaining shares will be distributed pro-rata to PPG shareholders and will be converted into Georgia Gulf shares in the merger. As a result, Georgia Gulf stock may be allocated to your account even if you do not elect to exchange any of your PPG shares. Please also note that the exchange of shares is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If the Plans’ fiduciaries determine that the exchange would violate the requirements of ERISA, any direction by you to exchange shares of PPG Stock allocated to your accounts will be disregarded and none of the shares allocated to your accounts under the Plans will be exchanged.

Your personal website allows you to make your PPG share election in minutes!

Questions?

If you have any questions on this offer, please contact PPG’s information agent, Georgeson Inc. at 888-634-2555 or email them at PPGIndustries@georgeson.com

How the Offer Works

You can either keep your PPG stock or exchange some or all of your PPG stock for shares of Georgia Gulf stock. If you elect to exchange some or all of your PPG stock, those shares will first be converted into stock of a new company formed to hold the assets of PPG’s commodity chemicals business and then will be converted into shares of Georgia Gulf stock pursuant to the merger. The details regarding the amount of Georgia Gulf stock that you will receive for your PPG stock and any applicable upper limit for the exchange are set forth in PPG’s prospectus. If you do not make an active election by the January 23rd deadline, none of your shares in the PPG Stock Fund will be exchanged for Georgia Gulf stock and your PPG Stock Fund position will remain unchanged. If you elect to exchange some or all of your shares of PPG stock for shares of Georgia Gulf stock, your election will apply to the shares of PPG stock in your PPG Stock Fund account on the last day of the offer period. The exchange will be subject to a number of conditions, including completion of the merger. If the exchange offer is over subscribed, the number of shares of PPG stock that you elect to exchange for shares of Georgia Gulf stock will be reduced on a pro-rata basis. If you participate in the exchange offer by exchanging shares of PPG stock for shares of Georgia Gulf stock, your PPG Stock Fund account may be frozen for a few days during which time you will not be able to transfer any remaining funds out of your PPG Stock Fund account. This freeze will be lifted when the Georgia Gulf stock is placed into your account.